     As filed with the Securities and Exchange Commission on June 21, 2001
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________
                                    FORM S-8
                             Registration Statement
                        Under The Securities Act Of 1933
                                _______________

                                DATA RACE, INC.
             (Exact name of registrant as specified in its charter)

            Texas                                        74-2272363
(State or other jurisdiction of          (I.R.S. employer identification number)
 incorporation or organization)

                           6509 Windcrest, Suite 120
                               Plano, Texas 75024
         (Address, including zip code, of principal executive offices)
                                _______________


               Data Race, Inc. Consultant and Advisor Stock Plan

                           (Full title of the Plans)
                                _______________

                                James G. Scogin
                           6509 Windcrest, Suite 120
                               Plano, Texas 75024
                                 (972) 265-4000
(Name, address and telephone number, including area code, of agent for service)
                                _______________

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                    Proposed              Proposed
                  Title of                           Amount         Maximum                Maximum                   Amount of
                 Securities                          to be          Offering               Aggregate               Registration
              to be Registered                     Registered       Price Per           Offering Price                 Fee
                                                                     Share
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                     500,000 shares (1)           $0.16 (2)               $80,000(2)               $20
--------------------------------------------------------------------------------------------------------------------------------

(1)  Issuable under the Data Race, Inc. Consultant and Advisor Stock Plan.

(2) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by The Nasdaq National Market on June 15, 2001.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement pursuant to General Instruction E as to Use of Form S-8: The contents of the Registration Statement on Form S-8 (Registration No. 333-77713) filed on May 4, 1999 are incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

         3. The Company's Current Report on Form 8-K filed November 28, 2000;

         4. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000;

         5. The Company's Current Report on Form 8-K filed January 12, 2001;

         6. The Company's Current Report on Form 8-K filed March 7, 2001 (as amended by the Company's Current Report on Form 8-K filed March 8,
            2001);

         7. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

         8. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed October 5, 1992, including any amendment and report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

Item 8.  Exhibits.


      Exhibit No.                                          Exhibit
-----------------------  ----------------------------------------------------------------------------
          5              Opinion of Jackson Walker L.L.P. (a)
         23.1            Consent of KPMG LLP (a)
         23.2            Consent of Jackson Walker L.L.P. (included in opinion filed as Exhibit 5.)
         24              Power of Attorney (included on signature page of this Registration Statement)

         99              Amendment Number One to Data Race, Inc. Consultant and Advisor Plan (which updates the Data Race, Inc. Consultant and Advisor Plan filed as Exhibit
                         10.6 to the From 8-K fild by the Company on July 7, 1999) Plan (a)

_________________________________________________________________________
(a)    Filed herewith.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on June 18, 2001.

                              DATA RACE, INC.

                              By:   /s/ Michael McDonnell
                                    ------------------------------------------
                              Michael McDonnell, President and Chief Executive Officer

                              By:   /s/ James G. Scogin
                                    ------------------------------------------
                              James G. Scogin, Senior Vice-President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Data Race, Inc., hereby constitute and appoint Michael McDonnell and James G. Scogin, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


               Name                                    Title                             Date
-----------------------------------  ------------------------------------------  ---------------------
/s/ Michael McDonnell                President, Chief Executive Officer and          June 18, 2001
-----------------------------------  Director
 Michael McDonnell

/s/Jeffrey P. Blanchard                  Chairman of the Board of Directors          June 18, 2001
-----------------------------------
 Jeffrey P. Blanchard

/s/Matthew A. Kenny                                   Director                       June 18, 2001
-----------------------------------
 Matthew A. Kenny

               Name                                    Title                             Date
-----------------------------------  ------------------------------------------  ---------------------
/s/George R. Grumbles                                 Director                       June 18, 2001
-----------------------------------
 George R. Grumbles

/s/Tom Bishop                                         Director                       June 18, 2001
-----------------------------------
 Tom Bishop

/s/Byron Smith                                        Director                       June 18, 2001
-----------------------------------
 Byron Smith

/s/General Harold "Buck" Adams                        Director                       June 18, 2001
-----------------------------------
General Harold "Buck" Adams

                                   EXHIBITS
                               INDEX TO EXHIBITS
                               -----------------


      Exhibit No.                                          Exhibit
-----------------------  ----------------------------------------------------------------------------
        5                Opinion of Jackson Walker L.L.P. (a)
        23.1             Consent of KPMG LLP (a)
        23.2             Consent of  Jackson Walker L.L.P. (included in opinion filed as Exhibit 5.)
        24               Power of Attorney (included on signature page of this Registration
                         Statement)
        99               Amendment Number One to Data Race, Inc. Consultant and Advisor Plan (which updates the Data Race, Inc. Consultant and Advisor Plan filed as Exhibit
                         10.6 to the From 8-K fild by the Company on July 7, 1999) Plan (a)

_________________________________________________________________________
(a)    Filed herewith.